EX-99.10

                          Independent Auditors' Consent




The Board of Directors of Jackson National Life Insurance Company and Contract Owners of Jackson National Separate Account - I


We consent to the use of our reports included herein on the consolidated financial statements of Jackson National Life Insurance Company dated February 4, 2002, and on the financial statements of Jackson National Separate Account - I, dated February 1, 2002, and to the references to our firm under the headings "Financial Statements" in the prospectus and "Services" in the Statement of Additional Information of the SEC Form N-4 Registration Statement.

Our report on the consolidated financial statements of Jackson National Life Insurance Company refers to the adoption effective January 1, 1999 of Statement of Position 97-3, "Accounting by Insurance Companies and Other Enterprises for Insurance Related Assessments", the adoption effective January 1, 2001 of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities", and the adoption effective April 1, 2001 of the Emerging Issues Task Force Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets".


/s/ KPMG LLP

Minneapolis, Minnesota
April 29, 2002